UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 27, 2020

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

New PPL Capital Funding Term Loan Agreements

As more fully described below, on March 27, 2020 and April 1, 2020, PPL Corporation and PPL Capital Funding, Inc. (“PPL Capital Funding”) entered into three separate term loan credit agreements, and PPL Capital Funding borrowed $400,000,000 in aggregate under the three agreements. PPL Corporation has guaranteed PPL Capital Funding’s payment obligations under the credit agreements. The proceeds of the loans made under the agreements are expected to be used to repay short term indebtedness and for other general corporate purposes.

On March 27, 2020, PPL Capital Funding, as Borrower, PPL Corporation, as Guarantor, and The Bank of Nova Scotia, as Administrative Agent and Lender, entered into a Credit Agreement that provides a term loan credit facility in an aggregate principal amount not to exceed $200,000,000 and that terminates on March 26, 2021. On March 27, 2020, PPL Capital Funding borrowed the full principal amount under the facility. All principal and unpaid interest under the term loan is due and payable on March 26, 2021.

On April 1, 2020, PPL Capital Funding, as Borrower, PPL Corporation, as Guarantor, and U.S. Bank National Association, as Administrative Agent and Lender, entered into a Term Loan Credit Agreement that provides a term loan credit facility in an aggregate principal amount not to exceed $100,000,000 and that has a maturity date of March 31, 2021. On April 1, 2020, PPL Capital Funding borrowed the full principal amount under the facility. All principal and unpaid interest under the term loan is due and payable on March 31, 2021.

On April 1, 2020, PPL Capital Funding, as Borrower, PPL Corporation, as Guarantor, and Canadian Imperial Bank of Commerce, New York Branch, as Administrative Agent and Lender, entered into a Term Loan Credit Agreement that provides a term loan credit facility in an aggregate principal amount not to exceed $100,000,000 and that has a maturity date of March 31, 2022. On April 1, 2020, PPL Capital Funding borrowed the full principal amount under the facility. All principal and unpaid interest under the term loan is due and payable on March 31, 2022.

The term loans will, at the option of PPL Capital Funding and except as otherwise provided in the applicable credit agreement, be incurred and maintained as loans that bear interest at a fluctuating per annum rate of interest based on the applicable London Interbank Offered Rate, the lender’s prime rate or the federal funds rate as provided in the applicable credit agreement. PPL Capital Funding may prepay the principal and interest on the term loans, and amounts prepaid may not be reborrowed.

The credit agreements contain customary representations, covenants and events of default. Under each of the credit agreements, PPL Corporation is required to maintain a Consolidated Debt to total Consolidated Capitalization ratio (as defined in the credit agreements) not to exceed 70 percent. Failure to comply with this covenant is an event of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  April 1, 2020